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As Filed with the Securities and Exchange Commission on July 2, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

VENTURE FINANCIAL GROUP, INC.
(Exact name of issuer as specified on its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1277503 (I.R.S. employer identification no.)
721 College Street, S.E., P. O. Box 3800 Lacey, Washington 98509 (Address of principal executive offices, including zip code)
Venture Financial Group, Inc. Employee Stock Option Plan (1999) (Full title of each plan)

Please send copies of all communications to:

Copies to:
KEN F. PARSONS President and Chief Executive Officer Venture Financial Group, Inc. 721 College Street S.E., P. O. Box 3800 Lacey, Washington 98509 (360) 459-1100	MARK A. REINHARDT Graham & Dunn, P.C. 1420 Fifth Avenue 33rd Floor Seattle, Washington 98101 (206) 340-9627

(Name, address including zip code, telephone number
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common shares, no par value	100,000(2)	$11.14	$1,114,000.00	$100.15

Notes:

1.
Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended ("Securities Act"), computation is based on the book value as of June 15, 2003 ($11.14) of the common shares underlying the additional stock options not yet granted and Common Shares issuable pursuant to the Plan.

2.
Shares of Registrant's Common Shares issuable upon exercise of options outstanding under the Plan, together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance under the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Shares, as provided in Rule 416(a) under the Securities Act.

INCORPORATION BY REFERENCE

        Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by Venture Financial Group, Inc. (formerly First Community Financial Group, Inc.) on March 22, 2002 under Registration No. 333-84748, as amended on April 25, 2002, with respect to the securities offered pursuant to the Venture Financial Group, Inc. 1999 Employee Stock Option Plan are incorporated by reference, with the exception of such opinions, consents and required signatures, which are included and made a part of this registration statement.

        In addition, the description of the Common Shares contained in the Registration Statement on Form S-4/A, filed with the Commission on November 29, 1996 (Registration No. 333-15321), including any amendments or reports filed for the purpose of updating such description, is incorporated by reference in this registration statement.

Item 8.    Exhibits.

Exhibit Number	Description
5.1	Opinion of Graham & Dunn, P.C., Registrant's legal counsel, regarding legality of the Common Stock being registered
23.1	Consent of Graham & Dunn (included in Exhibit 5.1)
23.2	Consent of McGladrey & Pullen LLP
23.3	Consent of Knight, Vale and Gregory, PLLC
24.1	Powers of Attorney (see the Signature Page)
99.1	Venture Financial Group, Inc. Employee Stock Option Plan (1999)
99.2	Form of Incentive Stock Option Agreement
99.3	Form of Nonqualified Stock Option Agreement

Item 9.    Undertakings.

A.    The undersigned Registrant hereby undertakes:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

          (1)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lacey, State of Washington, on the 22nd day of May 2003.

VENTURE FINANCIAL GROUP, INC.

By:	/s/ KEN F. PARSONS Ken F. Parsons President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose individual signature appears below hereby authorizes and appoints Ken F. Parsons, Jon Jones and Catherine Reines, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on the 22nd day of May 2003.

Signature	Title

/s/ KEN F. PARSONS Ken F. Parsons	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ CATHERINE M. REINES Catherine M. Reines	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ LOWELL E. BRIDGES Lowell E. (Sonny) Bridges	Director
/s/ LINDA BUCKNER Linda Buckner	Director
/s/ E. PAUL DETRAY E. Paul DeTray	Director
/s/ JEWELL C. MANSPEAKER Dr. Jewell C. Manspeaker	Director
/s/ PATRICK L. MARTIN Patrick L. Martin	Director
/s/ A. RICHARD PANOWICZ A. Richard Panowicz	Director
/s/ LARRY SCHORNO Larry Schorno	Director

INDEX OF EXHIBITS

Exhibit Number	Description
5.1	Opinion of Graham & Dunn, P.C., Registrant's legal counsel, regarding legality of the Common Stock being registered.
23.1	Consent of Graham & Dunn (included in Exhibit 5.1).
23.2	Consent of McGladrey & Pullen LLP
23.3	Consent of Knight, Vale and Gregory, PLLC
24.1	Powers of Attorney (see the Signature Page)
99.1	Venture Financial Group, Inc. Employee Stock Option Plan (1999)
99.2	Form of Incentive Stock Option Agreement
99.3	Form of Nonqualified Stock Option Agreement

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  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
INDEX OF EXHIBITS